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                                                                    EXHIBIT 23.1


                     [PricewaterhouseCoopers LLP Letterhead]


September 15, 2003




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement No. 333-106851 on Form S-4 of Alcan Inc., of our report dated February 9, 2003 (except as to notes 30 and 31 which are as of August 14, 2003) relating to the financial statements and our comments by auditors on Canada-United States Reporting Difference dated February 9, 2003 (except as to notes 30 and 31 which are as of August 14, 2003), which appear in Alcan Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002, as amended. We also consent to the references to us under the headings "Experts" and "Summary Selected Historical Consolidated Financial Data of Alcan" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Montreal, Canada